Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

Guy De Vreese	Stephen D. Axelrod, CFA (Investors)
Chairman	Alisa Steinberg (Media)
Remedent, Inc.	Wolfe Axelrod Weinberger Associates, LLC
011-32475470800	212-370-4500
GuyDV@remedent.be	steve@wolfeaxelrod.com
alisa@wolfeaxelrod.com
REMEDENT, INC. ANNOUNCES LAUNCH OF EXCLUSIVE STRATEGIC MARKETING
PROGRAM WITH GLAMTECH USA, INC. FOR THE DISTRIBUTION OF GLAMSMILE™
IN THE UNITED STATES AND CANADA.
DEURLE, Belgium — April 15, 2008 — Remedent, Inc. (OTCBB: REMI), an international company specializing in oral care and cosmetic dentistry products, and renowned cosmetic dentist Dr. Cyrus Tahmesebi, today announced the launch of GlamTech USA, Inc., a strategic marketing group dedicated to making GlamSmile™ the #1 veneer system in America.
The Remedent/GlamTech alliance will significantly lessen time-to-market for the GlamSmile™ product in the world’s largest dental market while allowing Remedent to better allocate resources to global markets, product development, and manufacturing and distribution enhancements.
Led by CEO Dr. Tahmesebi, GlamTech brings together substantial capital and expertise around the single goal of dominating the domestic veneer marketplace. GlamTech will focus on building dentist and consumer interest in GlamSmile™ through trade and consumer advertising, direct marketing, and strategic alliances.
Under the terms of a distribution agreement between the two companies, GlamTech has exclusive rights to market and distribute Remedent’s GlamSmile™ veneers in the United States and Canada.
GlamTech’s seven-figure commitment includes a significant license fee and agreement to purchase a sizable minimum number of veneer trays annually. In order to maintain its exclusive distributorship, the agreement also calls for incremental yearly Glamsmile™ veneer tray purchases of a minimum of 15% over prior year’s minimums.
Dr. Tahmesebi operates cosmetic dental practices in Southern California, is a guest lecturer at the University of Southern California Dental School, and has appeared on numerous television network shows on dental matters. Until recently he was the Medical and Dental Director of BriteSmile. GlamTech President, Roger Leddington, has 17 years experience launching innovative dental technologies and products within domestic and international markets. Mr. Leddington guided GlamSmile’s entry into the US market late last year and, in conjunction with the GlamTech distribution agreement, is resigning his position as Senior Vice President and Head of US Marketing for Remedent in order to accept the position as GlamTech’s President.
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Mr. Guy De Vreese, Chairman of Remedent, noted, “The United States is the #1 dental market in the world and this relationship means an increased speed-to-market due to our distributor’s significant marketing capability. Our exclusive distributorship with Dr. Tahmesebi and GlamTech creates a very strong foundation for penetrating the US dental market and accelerating continuing revenue streams from GlamSmile™ sales while, at the same time, providing Remedent with improved capital structure for its global expansion and product development.”
GlamTech CEO Dr. Tahmesebi stated, “GlamSmile represents a very exciting opportunity for every dentist and millions of consumers in the United States and Canada. Building on Remedent’s initial introduction of GlamSmile, GlamTech plans a broad-based advance of that launch to educate clinicians and consumers about the very compelling professional and personal advantages of this extraordinary product.”
About Remedent, Inc.
Remedent, Inc., a publicly-traded company on the OTCBB, specializes in the research, development, manufacturing and marketing of oral care and cosmetic dentistry products. With offices in California, Belgium and Singapore, Remedent distributes its products in more than 35 countries. For additional information, visit Remedent’s web site at www.remedent.com.
FORWARD-LOOKING STATEMENTS
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements by Guy De Vreese, the statements regarding growth of the Glamsmile™ product line, optimism related to the business, expanding sales, the U.S. and international markets and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company’s products. In addition, actual results could vary materially based on changes or slower growth in the oral care and cosmetic dentistry products market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in the dental industry; unexpected difficulties in penetrating the oral care and cosmetic dentistry products market; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission filings under “risk factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.
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